Exhibit 99.1

Neiman Marcus, Inc. Reports First Quarter Earnings

DALLAS--(BUSINESS WIRE)--December 10, 2008--Neiman Marcus, Inc. today reported financial results for the first quarter of fiscal year 2009. This release contains information regarding the Company’s adjusted operating earnings, EBITDA and adjusted EBITDA, all of which are non-GAAP financial measures (as described in the footnotes to the accompanying condensed consolidated statements of earnings and related information). Neiman Marcus, Inc. believes reporting adjusted operating earnings, EBITDA and adjusted EBITDA is a more meaningful representation of the Company’s on-going economic performance and therefore uses these metrics internally to evaluate and manage the Company’s operations. Adjusted operating earnings exclude the impact of certain items as described below under “Other Items.”

For the first quarter of fiscal year 2009, the Company reported total revenues of $986 million compared to $1.13 billion in the prior year. Comparable revenues decreased 14.5 percent. Operating earnings for the first quarter of fiscal year 2009 were $81.6 million compared to $189.7 million for the first quarter of fiscal year 2008. Adjusted operating earnings were $81.6 million in the first quarter of fiscal year 2009 compared to $157.2 million in the first quarter of fiscal year 2008.

See the attached schedule of “Other Operating Data” for the reconciliation of adjusted operating earnings and the Company’s statements regarding the use of this non-GAAP financial measure.

Other Items

The Company recorded other income of $32.5 million in the first quarter of fiscal year 2008 which represents a one-time pension curtailment gain as a result of the Company’s decision to freeze certain pension and retirement benefits as of December 31, 2007.

A live webcast of the conference call on earnings can be accessed through the Investor Information section of the Neiman Marcus, Inc. website at www.neimanmarcusgroup.com on Wednesday, December 10, 2008 beginning at 10:00 a.m. Central Standard Time. Following the live broadcast, interested parties may replay the webcast by accessing this website. To access financial information that will be presented during the call, please visit the Investor Information section of the Neiman Marcus, Inc. website at www.neimanmarcusgroup.com.

From time to time, the Company may make statements that predict or forecast future events or results, depend on future events for their accuracy or otherwise contain "forward-looking information." These statements are made based on management's expectations and beliefs concerning future events and are not guarantees of future performance.

The Company cautions readers that actual results may differ materially as a result of various factors, some of which are beyond its control, including but not limited to: political or economic conditions; terrorist activities in the United States and elsewhere; disruptions in business at the Company’s stores, distribution centers or offices; changes in consumer confidence resulting in a reduction of discretionary spending on goods; changes in demographic or retail environments; changes in consumer preferences or fashion trends; competitive responses to the Company’s marketing, merchandising and promotional efforts; changes in the Company’s relationships with key customers; delays in the receipt of merchandise; seasonality of the retail business; adverse weather conditions, particularly during peak selling seasons; delays in anticipated store openings or renovations; natural disasters; significant increases in paper, printing and postage costs; litigation that may have an adverse effect on the Company’s financial results or reputation; changes in the Company’s relationships with designers, vendors and other sources of merchandise; the Company’s success in enforcing its intellectual property rights; the effects of incurring a substantial amount of indebtedness under the Company’s senior secured credit facilities, senior notes and senior subordinated notes and of complying with the related covenants and conditions; the financial viability of the Company’s designers, vendors and other sources of merchandise; the design and implementation of new information systems or enhancement of existing systems; changes in foreign currency exchange rates or inflation rates; impact of funding requirements related to the Company’s noncontributory defined benefit pension plan; changes in the Company’s relationships with certain of key sales associates; changes in key management personnel; changes in the Company’s proprietary credit card arrangement that adversely impact its ability to provide consumer credit; or changes in government or regulatory requirements increasing the Company’s cost of operations.

These and other factors that may adversely effect the Company’s future performance or financial condition are contained in its Annual Report in Form 10-K and other reports filed with and available from the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events, new information or future circumstances.

NEIMAN MARCUS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(in thousands)	November 1, 2008	October 27, 2007

ASSETS
Current assets:
Cash and cash equivalents	$115,350	$80,556
Merchandise inventories	1,084,308	1,085,511
Other current assets	148,011	140,919
Total current assets	1,347,669	1,306,986

Property and equipment, net	1,068,467	1,057,994
Goodwill and intangibles, net	4,024,580	4,131,294
Other assets	74,776	91,250
Total assets	$6,515,492	$6,587,524

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$249,624	$326,174
Accrued liabilities	399,366	442,642
Other current liabilities	1,238	3,470
Total current liabilities	650,228	772,286

Long-term liabilities:
Asset-based revolving credit facility	-	-
Notes and debentures	2,946,150	2,945,955
Deferred income taxes	916,072	982,492
Other long-term liabilities	320,441	261,074
Total long-term liabilities	4,182,663	4,189,521

Total shareholders’ equity	1,682,601	1,625,717
Total liabilities and shareholders’ equity	$6,515,492	$6,587,524

NEIMAN MARCUS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(UNAUDITED)

	First Quarter Ended
(in thousands)	November 1, 2008	October 27, 2007

Revenues	$985,787	$1,132,243
Cost of goods sold including buying and occupancy costs	617,743	667,137
Selling, general and administrative expenses	242,829	271,975
Income from credit card program	(13,001)	(17,294)
Depreciation expense	38,599	35,135
Amortization of customer lists	13,568	13,611
Amortization of favorable lease commitments	4,469	4,385
Other income	-	(32,450)

Operating earnings	81,580	189,744

Interest expense, net	57,845	61,223

Earnings before income taxes	23,735	128,521

Income taxes	10,857	49,763

Net earnings	$12,878	$78,758

NEIMAN MARCUS, INC.
OTHER OPERATING DATA
(UNAUDITED)

SEGMENTS:	First Quarter Ended
(dollars in millions)	November 1, 2008	October 27, 2007

REVENUES:
Specialty Retail Stores	$827.1	$961.6
Direct Marketing	158.7	170.6
Total	$985.8	$1,132.2

OPERATING EARNINGS:
Specialty Retail Stores	$94.4	$165.6
Direct Marketing	19.4	23.2
Corporate	(14.2)	(13.6)
Amortization of customer lists and favorable lease commitments	(18.0)	(18.0)
ADJUSTED OPERATING EARNINGS	$81.6	$157.2
Other income	-	32.5
OPERATING EARNINGS	$81.6	$189.7

Adjusted operating earnings represents operating earnings excluding other income.

Neiman Marcus, Inc. believes reporting adjusted operating earnings is a more meaningful representation of the Company’s on-going economic performance and therefore uses adjusted reporting internally to evaluate and manage the Company’s operations. Neiman Marcus, Inc. has chosen to provide this information to investors to enable them to perform more meaningful comparisons of operating results and as a means to emphasize the results of on-going operations. Adjusted operating earnings is not a recognized term under generally accepted accounting principles (GAAP). Adjusted operating earnings should be considered in addition to, not as a substitute for, the Company’s other measures of financial performance reported in accordance with generally accepted accounting principles. Adjusted operating earnings as presented herein are not necessarily comparable to similarly titled measures.

NEIMAN MARCUS, INC.
OTHER OPERATING DATA
(UNAUDITED)

OTHER DATA:

	First Quarter Ended
(dollars in millions)	November 1, 2008	October 27, 2007

Capital Expenditures	$33	$46

Depreciation	$39	$35
Amortization of Intangibles	$18	$18

Rent Expense	$22	$23

EBITDA	$138	$243
Adjusted EBITDA	$138	$210

For an explanation of EBITDA and Adjusted EBITDA, see “Non-GAAP Financial Measure.”

NEIMAN MARCUS, INC.
NON-GAAP FINANCIAL MEASURE
(UNAUDITED)

The following table reconciles net earnings as reflected in the Company’s condensed consolidated statements of earnings prepared in accordance with GAAP to EBITDA and Adjusted EBITDA:

	First Quarter Ended
(dollars in millions)	November 1, 2008	October 27, 2007

Net earnings	$12.9	$78.8
Income taxes	10.9	49.8
Interest expense, net	57.8	61.2
Depreciation	38.6	35.1
Amortization of customer lists and favorable lease commitments	18.0	18.0
EBITDA	138.2	242.9
Non-cash gain on curtailment of defined benefit retirement obligations	-	(32.5)
Adjusted EBITDA	$138.2	$210.4

We present the non-GAAP financial measures EBITDA and Adjusted EBITDA because we use these measures to monitor and evaluate the performance of our business and believe the presentation of these measures will enhance investors’ ability to analyze trends in our business, evaluate our performance relative to other companies in our industry and evaluate our ability to service our debt. In addition, we use EBITDA and Adjusted EBITDA as components of the measurement of incentive compensation.

EBITDA and Adjusted EBITDA are not presentations made in accordance with GAAP and this computation may vary from others in the industry. In addition, EBITDA and Adjusted EBITDA contain some, but not all, adjustments that are taken into account in the calculation of the components of various covenants in the indentures governing the Company’s senior secured Asset-Based Revolving Credit Facility, Senior Secured Term Loan Facility, Senior Notes and Senior Subordinated Notes. EBITDA and Adjusted EBITDA should not be considered as alternatives to operating earnings or net earnings as measures of operating performance or cash flows as measures of liquidity. EBITDA and Adjusted EBITDA have important limitations as analytical tools and should not be considered in isolation, or as a substitute for analysis of the Company’s results as reported under GAAP. For example, EBITDA and Adjusted EBITDA do not reflect cash expenditures, or future requirements, for capital expenditures or contractual commitments; do not reflect changes in, or cash requirements, for working capital needs; do not reflect our considerable interest expense, or the cash requirements necessary to service interest or principal payments, on the Company’s debt; exclude tax payments that represent a reduction in cash available; and do not reflect any cash requirements for assets being depreciated and amortized that may have to be replaced in the future.

CONTACT:
Neiman Marcus, Inc.
James E. Skinner, 214-757-2954
Executive Vice President and Chief Financial Officer
or
Stacie Shirley, 214-757-2967
Vice President – Finance and Treasurer